Exhibit 99.1

Sunnova Reports First Quarter 2023 Financial Results

First Quarter 2023 and Recent Highlights

•Added 30,100 customers in the first quarter; bringing total customer count to 309,300 as of March 31, 2023;
•Raised full year 2023 customer additions guidance range to between 125,000 to 135,000;
•Bolstered liquidity through $500 million in expanded warehouse capacity and $324 million in new asset backed securitizations; and
•Announced a conditional commitment by the U.S. Department of Energy Loan Programs Office to guarantee 90% of up to $3.3 billion of financing to support new loans originated by Sunnova.

HOUSTON, April 26, 2023 (BUSINESS WIRE) - Sunnova Energy International Inc. ("Sunnova") (NYSE: NOVA), one of the leading Energy as a Service (EaaS) providers, today announced financial results for the first quarter ended March 31, 2023.

"Sunnova's impressive customer growth at the start of the year has been powered by the unwavering consumer demand for our diverse range of energy services. This outstanding growth has Sunnova well positioned to meet or exceed our 2023 guidance targets," said William J. (John) Berger, founder and CEO of Sunnova. "As a result, we are increasing our customer additions guidance, now targeting between 125,000 and 135,000 customer additions in 2023, an increase of 10,000 customers at the midpoint.

"Our strong growth trajectory can be attributed to our continuous investments in software, service, and multiple channels for growth, which have allowed Sunnova to increase market share and widen its total addressable market. Just last week, we announced a conditional commitment with the U.S. Department of Energy Loan Programs Office to expand access to Sunnova’s Energy as a Service offerings, potentially adding to our growth by making our energy services accessible to homeowners who may not have qualified without this commitment. We are dedicated to delivering the highest quality service to our customers and to our communities"

First Quarter 2023 Results

Revenue increased to $161.7 million, or by $96.0 million, for the three months ended March 31, 2023 compared to the three months ended March 31, 2022. This increase was primarily the result of an increased number of solar energy systems in service and the sale of inventory to our dealers or other parties.

Total operating expense, net increased to $210.5 million, or by $110.5 million for the three months ended March 31, 2023 compared to the three months ended March 31, 2022. This increase was primarily the result of an increased number of solar energy systems in service, an increase in cost of revenue - inventory sales due to the sale of inventory to our dealers or other parties, and higher general and administrative expense.

Adjusted Operating Expense increased to $78.4 million, or by $31.4 million, for the three months ended March 31, 2023 compared to the three months ended March 31, 2022. This increase was primarily the result of an increased number of solar energy systems in service and higher general and administrative expense.

Sunnova incurred a net loss of $110.3 million for the three months ended March 31, 2023 compared to a net loss of $22.1 million for the three months ended March 31, 2022. This higher net loss was primarily the result of an increase in interest expense, net of $86.6 million and higher general and administrative expense. This was partially offset by an increase in interest income of $13.9 million due to our larger customer loan portfolio.

Adjusted EBITDA was $14.6 million for the three months ended March 31, 2023 compared to $12.5 million for the three months ended March 31, 2022. This increase was primarily due to customer growth increasing at a rate faster than expenses.

Principal proceeds from customer notes receivable (net of amounts recorded in revenue) and proceeds from investments in solar receivables was $31.2 million for the three months ended March 31, 2023 compared to $22.2 million for the three months ended March 31, 2022. Interest income from customer notes receivable was $20.1 million for the three months ended March 31, 2023 compared to $10.8 million for the three months ended March 31, 2022. These increases were due to our larger customer loan portfolio.

Liquidity & Capital Resources

As of March 31, 2023, Sunnova had total cash of $421 million, including restricted and unrestricted cash.

2023 Full Year Guidance

Sunnova management is increasing its 2023 full year guidance for customer additions and reaffirming for Adjusted EBITDA, interest income from customer notes receivable, and principal proceeds from customer notes receivable, net of amounts recorded in revenue, and proceeds from investments in solar receivables.

•Customer additions increases from between 115,000 and 125,000 to between 125,000 and 135,000;
•Adjusted EBITDA between $235 million and $255 million reaffirmed;
•Interest income from customer notes receivable between $110 million and $120 million reaffirmed; and
•Principal proceeds from customer notes receivable, net of amounts recorded in revenue, and proceeds from investments in solar receivables between $150 million and $190 million reaffirmed.

Non-GAAP Financial Measures

We present our operating results in accordance with accounting principles generally accepted in the U.S. ("GAAP"). We believe certain financial measures, such as Adjusted EBITDA and Adjusted Operating Expense, which are non-GAAP measures, provide users of our financial statements with supplemental information that may be useful in evaluating our business. We use Adjusted EBITDA and Adjusted Operating Expense as performance measures and believe investors and securities analysts also use Adjusted EBITDA and Adjusted Operating Expense in evaluating our performance. While Adjusted EBITDA effectively captures the operating performance of our leases and PPAs, it only reflects the service portion of the operating performance under our loan agreements. Therefore, we separately show customer P&I payments. Adjusted EBITDA is also used by our management for internal planning purposes, including our consolidated operating budget, and by our board of directors in setting performance-based compensation targets. We believe that such non-GAAP measures, when read in conjunction with our operating results presented under GAAP, can be used both to better assess our business from period to period and to better assess our business against other companies in our industry, without regard to financing methods, historical cost basis or capital structure. Our calculation of these non-GAAP financial measures may differ from similarly-titled non-GAAP measures, if any, reported by other companies. In addition, other companies may not publish these or similar measures. Such non-GAAP measures should be considered as a supplement to, and not as a substitute for, financial measures prepared in accordance with GAAP. Sunnova is unable to reconcile projected Adjusted EBITDA and Adjusted Operating Expense to the most comparable financial measures calculated in accordance with GAAP because of fluctuations in interest rates and their impact on our unrealized and realized interest rate hedge gains or losses. Sunnova provides a range for the forecasts of Adjusted EBITDA and Adjusted Operating Expense to allow for the variability in the timing of cash receipts and disbursements, customer utilization of our assets, and the impact on the related reconciling items, many of which interplay with each other. Therefore, the reconciliation of projected Adjusted EBITDA and Adjusted Operating Expense to projected net income (loss) and total operating expense, as the case may be, is not available without unreasonable effort.

First Quarter Conference Call Information

Sunnova is hosting a conference call for analysts and investors to discuss its first quarter 2023 results at 8:00 a.m. Eastern Time, on April 27, 2023. The conference call can be accessed live over the phone by dialing 833-470-1428, or for international callers, 929-526-1599. The access code for the live call is 730539.

A replay will be available two hours after the call and can be accessed by dialing 866-813-9403, or for international callers, +44 204-525-0658. The access code for the replay is 276198. The replay will be available until May 4, 2023.

Interested investors and other parties may also listen to a simultaneous webcast of the conference call by logging onto the Investor Relations section of Sunnova’s website.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements generally relate to future events or Sunnova’s future financial or operating performance. In some cases, you can identify forward-looking statements because they contain words such as "may," "will," "should," "expects," "plans," "anticipates," "going to," "could," "intends," "target," "projects," "contemplates," "believes," "estimates," "predicts," "potential" or "continue" or the negative of these words or other similar terms or expressions that concern Sunnova’s expectations, strategy, priorities, plans or intentions. Forward-looking statements in this release include, but are not limited to, statements regarding our level of growth, customer value propositions, technological developments, service levels, the ability to achieve our 2023 operational and financial targets, and references to Adjusted EBITDA and customer P&I payments from solar loans. Sunnova’s expectations and beliefs regarding these matters may not materialize, and actual results in future periods are subject to risks and uncertainties that could cause actual results to differ materially from those projected, including risks regarding our ability to forecast our business due to our limited operating history, the effects of the coronavirus pandemic on our business and operations, supply chain uncertainties, results of operations and financial position, our competition, changes in regulations applicable to our business, fluctuations in the solar and home-building markets, availability of capital, and our ability to attract and retain dealers and customers and manage our dealer and strategic partner relationships. The forward-looking statements contained in this release are also subject to other risks and uncertainties, including those more fully described in Sunnova’s filings with the Securities and Exchange Commission, including Sunnova’s annual report on Form 10-K for the year ended December 31, 2022 and subsequent quarterly reports on Form 10-Q. The forward-looking statements in this release are based on information available to Sunnova as of the date hereof, and Sunnova disclaims any obligation to update any forward-looking statements, except as required by law.

About Sunnova

Sunnova Energy International Inc. (NYSE: NOVA) is a leading Energy as a Service (EaaS) provider with customers across the U.S. and its territories. Sunnova's goal is to be the source of clean, affordable and reliable energy with a simple mission: to power energy independence so that home and business owners have the freedom to live life uninterrupted®. For more information, visit www.sunnova.com.

SUNNOVA ENERGY INTERNATIONAL INC.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except share amounts and share par values)

	As of March 31, 2023	As of December 31, 2022
	2023	2022
Assets
Current assets:
Cash and cash equivalents	$210,884	$360,257
Accounts receivable—trade, net	25,614	24,435
Accounts receivable—other	188,642	212,397
Other current assets, net of allowance of $3,658 and $3,250 as of March 31, 2023 and December 31, 2022, respectively	402,975	351,300
Total current assets	828,115	948,389

Property and equipment, net	4,054,373	3,784,801
Customer notes receivable, net of allowance of $87,801 and $77,998 as of March 31, 2023 and December 31, 2022, respectively	2,864,545	2,466,149
Intangible assets, net	155,400	162,512
Goodwill	13,150	13,150
Other assets	986,625	961,891
Total assets (1)	$8,902,208	$8,336,892

Liabilities, Redeemable Noncontrolling Interests and Equity
Current liabilities:
Accounts payable	$123,498	$116,136
Accrued expenses	122,233	139,873
Current portion of long-term debt	209,335	214,431
Other current liabilities	72,884	71,506
Total current liabilities	527,950	541,946

Long-term debt, net	5,621,437	5,194,755
Other long-term liabilities	806,057	712,741
Total liabilities (1)	6,955,444	6,449,442

Redeemable noncontrolling interests	179,502	165,737

Stockholders' equity:
Common stock, 115,584,659 and 114,939,079 shares issued as of March 31, 2023 and December 31, 2022, respectively, at $0.0001 par value	12	11
Additional paid-in capital—common stock	1,645,737	1,637,847
Accumulated deficit	(366,972)	(364,782)
Total stockholders' equity	1,278,777	1,273,076
Noncontrolling interests	488,485	448,637
Total equity	1,767,262	1,721,713
Total liabilities, redeemable noncontrolling interests and equity	$8,902,208	$8,336,892

(1) The consolidated assets as of March 31, 2023 and December 31, 2022 include $3,454,737 and $3,201,271, respectively, of assets of variable interest entities ("VIEs") that can only be used to settle obligations of the VIEs. These assets include cash of $42,467 and $40,382 as of March 31, 2023 and December 31, 2022, respectively; accounts receivable—trade, net of $9,681 and $8,542 as of March 31, 2023 and December 31, 2022, respectively; accounts receivable—other of $457 and $810 as of March 31, 2023 and December 31, 2022, respectively; other current assets of $412,743 and $422,364 as of March 31, 2023 and December 31, 2022, respectively; property and equipment, net of $2,936,828 and $2,680,587 as of March 31, 2023 and December 31, 2022, respectively; and other assets of $52,561 and $48,586 as of March 31, 2023 and December 31, 2022, respectively. The consolidated liabilities as of March 31, 2023 and December 31, 2022 include $74,245 and $66,441, respectively, of liabilities of VIEs whose creditors have no recourse to Sunnova Energy International Inc. These liabilities include accounts payable of $9,597 and $9,015 as of March 31, 2023 and December 31, 2022, respectively; accrued expenses of $239 and $287 as of March 31, 2023 and December 31, 2022, respectively; other current liabilities of $7,013 and $4,420 as of March 31, 2023 and December 31, 2022, respectively; and other long-term liabilities of $57,396 and $52,719 as of March 31, 2023 and December 31, 2022, respectively.

SUNNOVA ENERGY INTERNATIONAL INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except share and per share amounts)

	Three Months Ended March 31,
	2023	2022
Revenue	$161,696	$65,722

Operating expense:
Cost of revenue—depreciation	28,197	21,958
Cost of revenue—inventory sales	51,779	—
Cost of revenue—other	19,224	7,569
Operations and maintenance	10,739	6,761
General and administrative	101,261	70,223
Other operating income	(723)	(6,583)
Total operating expense, net	210,477	99,928

Operating loss	(48,781)	(34,206)

Interest expense, net	85,607	(1,015)
Interest income	(24,788)	(10,932)
Other (income) expense	236	(155)
Loss before income tax	(109,836)	(22,104)

Income tax expense	510	—
Net loss	(110,346)	(22,104)
Net income (loss) attributable to redeemable noncontrolling interests and noncontrolling interests	(29,263)	12,954
Net loss attributable to stockholders	$(81,083)	$(35,058)

Net loss per share attributable to stockholders—basic and diluted	$(0.70)	$(0.31)
Weighted average common shares outstanding—basic and diluted	115,073,975	113,499,426

SUNNOVA ENERGY INTERNATIONAL INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Three Months Ended March 31,
	2023	2022
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(110,346)	$(22,104)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	32,671	24,740
Impairment and loss on disposals, net	647	402
Amortization of intangible assets	7,108	7,113
Amortization of deferred financing costs	5,171	2,626
Amortization of debt discount	3,512	1,784
Non-cash effect of equity-based compensation plans	9,515	10,864
Unrealized (gain) loss on derivatives	23,616	(33,874)
Unrealized gain on fair value instruments and equity securities	(487)	(6,362)
Other non-cash items	2,958	9,482
Changes in components of operating assets and liabilities:
Accounts receivable	20,837	4,958
Other current assets	(43,060)	(48,228)
Other assets	(80,308)	(22,639)
Accounts payable	(10,618)	(2,086)
Accrued expenses	(11,588)	9,620
Other current liabilities	(3,470)	(10,204)
Other long-term liabilities	(15,485)	(18,221)
Net cash used in operating activities	(169,327)	(92,129)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of property and equipment	(289,296)	(138,181)
Payments for investments and customer notes receivable	(274,362)	(246,270)
Proceeds from customer notes receivable	36,111	23,740
Proceeds from investments in solar receivables	2,132	1,798
Other, net	1,120	1,263
Net cash used in investing activities	(524,295)	(357,650)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from long-term debt	604,240	391,903
Payments of long-term debt	(188,724)	(39,639)
Payments of deferred financing costs	(6,832)	(5,084)
Proceeds from issuance of common stock, net	(1,488)	(2,820)
Contributions from redeemable noncontrolling interests and noncontrolling interests	174,951	51,889
Distributions to redeemable noncontrolling interests and noncontrolling interests	(8,554)	(5,854)
Payments of costs related to redeemable noncontrolling interests and noncontrolling interests	(4,511)	(7,383)
Other, net	(211)	(199)
Net cash provided by financing activities	568,871	382,813
Net decrease in cash, cash equivalents and restricted cash	(124,751)	(66,966)
Cash, cash equivalents and restricted cash at beginning of period	545,574	391,897
Cash, cash equivalents and restricted cash at end of period	420,823	324,931
Restricted cash included in other current assets	(52,699)	(34,958)
Restricted cash included in other assets	(157,240)	(81,478)
Cash and cash equivalents at end of period	$210,884	$208,495

Key Financial and Operational Metrics

	Three Months Ended March 31,
	2023	2022
	(in thousands)
Reconciliation of Net Loss to Adjusted EBITDA:
Net loss	$(110,346)	$(22,104)
Interest expense, net	85,607	(1,015)
Interest income	(24,788)	(10,932)
Income tax expense	510	—
Depreciation expense	32,671	24,740
Amortization expense	7,338	7,288
EBITDA	(9,008)	(2,023)
Non-cash compensation expense	9,515	10,864
ARO accretion expense	1,081	840
Financing deal costs	173	384
Natural disaster losses and related charges, net	137	—
Acquisition costs	743	1,259
Unrealized gain on fair value instruments and equity securities	(487)	(6,362)
Amortization of payments to dealers for exclusivity and other bonus arrangements	1,386	928
Legal settlements	750	—
Provision for current expected credit losses	10,259	6,657
Indemnification payments to tax equity investors	4	—
Adjusted EBITDA	$14,553	$12,547

	Three Months Ended March 31,
	2023	2022
	(in thousands)
Interest income from customer notes receivable	$20,088	$10,832
Principal proceeds from customer notes receivable, net of related revenue	$29,098	$20,413
Proceeds from investments in solar receivables	$2,132	$1,798

	Three Months Ended March 31,
	2023	2022
	(in thousands, except per system data)
Reconciliation of Total Operating Expense, Net to Adjusted Operating Expense:
Total operating expense, net	$210,477	$99,928
Depreciation expense	(32,671)	(24,740)
Amortization expense	(7,338)	(7,288)
Non-cash compensation expense	(9,515)	(10,864)
ARO accretion expense	(1,081)	(840)
Financing deal costs	(173)	(384)
Natural disaster losses and related charges, net	(137)	—
Acquisition costs	(743)	(1,259)
Amortization of payments to dealers for exclusivity and other bonus arrangements	(1,386)	(928)
Legal settlements	(750)	—
Provision for current expected credit losses	(10,259)	(6,657)
Direct sales costs	(7,597)	(380)
Cost of revenue related to cash sales	(9,345)	(5,815)
Cost of revenue related to inventory sales	(51,779)	—
Unrealized gain on fair value instruments	723	6,207
Indemnification payments to tax equity investors	(4)	—
Adjusted Operating Expense	$78,422	$46,980
Adjusted Operating Expense per weighted average system	$267	$235

	As of March 31, 2023	As of December 31, 2022
Number of customers	309,300	279,400

	Three Months Ended March 31,
	2023	2022
Weighted average number of systems (excluding loan agreements and cash sales)	197,500	155,800
Weighted average number of systems with loan agreements	88,700	41,700
Weighted average number of systems with cash sales	7,300	2,400
Weighted average number of systems	293,500	199,900

	As of March 31, 2023	As of December 31, 2022
	(in millions)
Estimated gross contracted customer value - PV6	$6,751	$5,875

Key Terms for Our Key Metrics and Non-GAAP Financial Measures

Estimated Gross Contracted Customer Value. Estimated gross contracted customer value as of a specific measurement date represents the sum of the present value of the remaining estimated future net cash flows we expect to receive from existing customers during the initial contract term of our leases and power purchase agreements ("PPAs"), which are typically 25 years in length, plus the present value of future net cash flows we expect to receive from the sale of related solar renewable energy certificates ("SRECs"), either under existing contracts or in future sales, plus the cash flows we expect to receive from energy services programs such as grid services, plus the carrying value of outstanding customer loans on our balance sheet. From these aggregate estimated initial cash flows, we subtract the present value of estimated net cash distributions to redeemable noncontrolling interests and noncontrolling interests and estimated operating, maintenance and administrative expenses associated with the solar service agreements. These estimated future cash flows reflect the projected monthly customer payments over the life of our solar service agreements and depend on various factors including but not limited to solar service agreement type, contracted rates, expected sun hours and the projected production capacity of the solar equipment installed. For the purpose of calculating this metric, we discount all future cash flows at 6%.

Number of Customers. We define number of customers to include every unique premises on which a Sunnova product is installed or on which Sunnova is obligated to perform services for a counterparty. We track the total number of customers as an indicator of our historical growth and our rate of growth from period to period.

Weighted Average Number of Systems. We calculate the weighted average number of systems based on the number of months a customer and any additional service obligation related to a solar energy system is in-service during a given measurement period. The weighted average number of systems reflects the number of systems at the beginning of a period, plus the total number of new systems added in the period adjusted by a factor that accounts for the partial period nature of those new systems. For purposes of this calculation, we assume all new systems added during a month were added in the middle of that month. The number of systems for any end of period will exceed the number of customers, as defined above, for that same end of period as we are also including any additional services and/or contracts a customer or third party executed for the additional work for the same residence or business. We track the weighted average system count in order to accurately reflect the contribution of the appropriate number of systems to key financial metrics over the measurement period.

Definitions of Non-GAAP Measures

Adjusted EBITDA. We define Adjusted EBITDA as net income (loss) plus net interest expense, depreciation and amortization expense, income tax expense, financing deal costs, natural disaster losses and related charges, net, losses on extinguishment of long-term debt, realized and unrealized gains and losses on fair value instruments and equity securities, amortization of payments to dealers for exclusivity and other bonus arrangements, legal settlements and excluding the effect of certain non-recurring items we do not consider to be indicative of our ongoing operating performance such as, but not limited to, costs of our initial public offering ("IPO"), acquisition costs, losses on unenforceable contracts, indemnification payments to tax equity investors and other non-cash items such as non-cash compensation expense, asset retirement obligation ("ARO") accretion expense, provision for current expected credit losses and non-cash inventory impairments.

Adjusted Operating Expense. We define Adjusted Operating Expense as total operating expense less depreciation and amortization expense, financing deal costs, natural disaster losses and related charges, net, amortization of payments to dealers for exclusivity and other bonus arrangements, legal settlements, direct sales costs, cost of revenue related to cash sales, cost of revenue related to inventory sales, unrealized gains and losses on fair value instruments and excluding the effect of certain non-recurring items we do not consider to be indicative of our ongoing operating performance such as, but not limited to, costs of our IPO, acquisition costs, losses on unenforceable contracts, indemnification payments to tax equity investors and other non-cash items such as non-cash compensation expense, ARO accretion expense, provision for current expected credit losses and non-cash inventory impairments.

Contacts

Investor Contact:
Rodney McMahan
IR@sunnova.com
877-770-5211

Media Contact:
Kelsey Hultberg
Kelsey.Hultberg@sunnova.com